NON-QUALIFIED STOCK OPTION AGREEMENT


     NON-QUALIFIED STOCK OPTION AGREEMENT made as of the 20th day of October, 1998, between GOLDEN EAGLE INTERNATIONAL, INC., a Colorado corporation (the "Corporation"), and Terry C. Turner (the "Optionee").

     In consideration of the Optionee continuing employment with the Corporation (the "Employment") and the Optionee agreeing to perform its obligations as an officer, director, and employee, the Corporation desires to provide the Optionee with an opportunity to acquire shares of the common stock of the Corporation (the "Common Stock").

Definitions For the purpose of this Non-Qualified Stock Option Agreement, the following terms, when used herein, have the following meanings:

"Date of Grant":              October 20, 1998

"Underlying Shares":          A total of 15,000,000  shares of Common Stock, all
                              of which shares vest as set forth below under "Vesting".

"Vesting":  "A"               10,000,000 shares on the Date of Grant.

            "B"               5,000,000  shares  on  November  1,  1999,  if the
                              Optionee  is  still  an  employee,   officer,   or
                              director of the Corporation on such date

"Option Price":               $0.16 per share.

"Term of Option":             through November 1, 2001, unless sooner terminated
                              as provided in Paragraph 5 hereof.

     NOW, THEREFORE, in consideration of the premises, the mutual covenants herein set forth and other good and valuable consideration, the Corporation and the Optionee agree as follows:

          Confirmation of Grant of Option. Pursuant to a determination of the Board of Directors of the Corporation (the "Board") made on October 20, 1998, the Corporation, subject to the terms of this Agreement, confirms that the Optionee has been irrevocably granted as of the Date of Grant, Non-Qualified Option to purchase (the "Option") an aggregate of the total number of Underlying Shares on the terms and conditions herein set forth, subject to adjustment as provided in Paragraph 8 hereof.

          Vesting. The Option vests as set forth above, subject to the proviso contained in Vesting "B", above.


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          Purchase  Price.  The purchase price of shares of Common Stock covered by the Option will be the Option Price, subject to adjustment as provided in Paragraph 8 hereof.

          Method of Exercise and Medium and Time of Payment.

          The Option may be exercised as to any or all whole shares of Common Stock as to which it then is exercisable. The Option may be exercised only as to whole shares in increments of 100 shares.

          Each exercise of the Option granted hereunder, whether in whole or in part, shall be by written notice to the secretary of the Corporation designating the number of shares as to which the Option is being exercised, and shall be accompanied by payment in full of the Option Price for the number of shares so designated, together with any written statements required by any applicable securities laws.

          The Option Price shall be paid in cash or by certified funds or by surrender to the Corporation of shares of the Corporation's common stock which shares will be valued for the purposes hereof at the average price of such shares as quoted on the OTC Bulletin Board, Nasdaq, or some other independent quotation medium based on closing bid prices or, if available, closing sales prices during the seven days prior to the exercise of the Option.

          Term of Option. The term of the Option will be as stated under "Definitions."

          No Rights As Shareholder. The Optionee will not have any rights to dividends or any other rights of a shareholder with respect to any shares of Common Stock subject to the Option until such shares shall have been issued to him or her (as evidenced by the appropriate transfer agent of the Corporation) upon purchase of such shares through exercise of the Option.

          Non-transferability of Option. Without the Company's written consent (which consent the Company will not unreasonably withhold), the Option may not be: assigned, transferred (except as otherwise provided herein) or otherwise disposed of; or pledged or hypothecated in any way (whether by operation of law or otherwise); and shall not be subject to execution, attachment, or other process.

          Any assignment, transfer, pledge, hypothecation or other disposition of the Option or any attempt to make any such levy of execution, attachment or other process (other than as permitted hereunder) will cause the Option to terminate immediately upon the happening of any such event, provided, however, that any such termination of the Option under the foregoing provisions of this Paragraph 7 will not prejudice any rights or remedies which the Corporation may have under this Option Agreement or otherwise.

          Adjustments.


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          If there is any change in the number of shares of Common Stock through the declaration of stock dividends, or through a recapitalization resulting in stock splits, or combinations or exchanges of such shares, the number of shares of Common Stock covered by the Option, and the exercise price per share of the Option, shall be proportionately adjusted by the Board to reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

          In the event of the proposed dissolution or liquidation of the Corporation, or any corporate separation or division, including, but not limited to, split-up, split-off or spin-off, or a merger or consolidation of the Corporation with another corporation, the Board shall provide the Optionee not less than 45 days' notice of the record date for such event, and all Options not yet vested will vest immediately upon such notice. If the Optionee fails to exercise the Option prior to the record date, the Option shall terminate upon the occurrence of the event.

          Paragraph (b) of this Section 8 shall not apply to a merger or consolidation in which the Corporation is the surviving corporation and shares of Common Stock are not converted into or exchanged for stock, securities of any other corporation, cash or any other thing of value, or to a spin-off, split-up, or split-off in which the Corporation survives, even though a substantial amount of assets of the Corporation may have been conveyed. In the event of any transaction contemplated in this Paragraph 8(c), the Corporation shall provide notice of such transaction to the Holder to the same extent such notice may be required to be given to shareholders of the Corporation.

          In the event of a change in the Common Stock of the Corporation as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of this Option.

          To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

          Except as expressly provided in this Section 8, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation; and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option. The grant of this Option shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

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          Restricted  Securities.  The  Optionee  understands  that  neither the
Option nor the shares of Common Stock subject thereto and issuable upon the exercise thereof are registered under the Securities Act of 1933, as amended, and the Company has not made any undertaking to register either the Option or the shares of Common Stock issuable upon exercise thereof under the Securities Act of 1933 except as hereinafter expressly provided. The Optionee represents that the Option is being acquired by him and that, if at the time of Option exercise there is no effective registration statement, the Option may only be exercised to the extent an exemption from registration under federal and applicable state law exists for such exercise, and in such event the shares of Common Stock underlying the Option will be acquired by him for investment purposes and all certificates for the shares issued upon exercise of the Option will bear the following legend:

          The shares represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act"), and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, the availability of which is to be established to the satisfaction of the Company.

          Notices. Each notice relating to this Agreement will be in writing and delivered in person or by certified mail to the proper address. All notices to the Corporation shall be addressed to it at its office at 4949 South Syracuse Street, Suite 300, Denver, Colorado 80237. All notices to the Optionee or other person or persons then entitled to exercise the Option shall be addressed to the Optionee or such other person or Persons at the Optionee's address below specified. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

          Compliance with Law. The exercise of the Option and the issuance and delivery of shares of Common Stock pursuant thereto shall be subject to compliance by the Holder and the Corporation with the requirements of the 1933 Act, the Securities Exchange Act of 1934, as amended, applicable state securities laws, the rules and regulations thereunder, and the requirements of any stock exchange upon which the Common Stock may then be listed or quotation service through which the Common Stock might be quoted.


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          Benefits of Agreement. This Agreement will inure to the benefit of and be binding upon each successor and assign of the Corporation. All obligations imposed upon the Optionee and all rights granted to the Corporation under this Agreement will be binding upon the Optionee's heirs, legal representatives and successors.

          Tax Matters. The Optionee agrees that the Optionee will make provision for the payment of any and all federal, state, and local income taxes or other taxes that may be due on the grant or the exercise of the Option and will, if required by applicable law, make payment to the Corporation of an amount equal to the Corporation's withholding obligation. The Optionee will consult with its tax advisor with respect to the advisability of making an election pursuant to
Section 83(b) of the Internal Revenue Code and other tax issues that may arise pursuant to this agreement to the extent the Optionee deems such consultation to be necessary or appropriate.

          Section 16 Obligations. By accepting this Agreement, the Optionee accepts the Option granted hereby and, if otherwise subject to the reporting requirements of Section 16(a) or the liability provisions of Section 16(b) of the 1934 Act, agrees to file all reports that may be required under the 1934 Act and to indemnify and hold the Corporation harmless from any and all liability of the Optionee under said Section 16(b).

          Governmental and Other Regulations. The exercise of the Option and the Corporation's obligation to sell and deliver shares upon the exercise of rights to purchase shares is subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency which may, in the opinion of counsel for the Corporation, be required.

     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed in its name by its President and its corporate seal to be hereunto affixed and attested by its Secretary and the Optionee has hereunto set his hand and seal all as of the date first above written.

                                         GOLDEN EAGLE INTERNATIONAL, INC.
(Seal)

                                         By:
                                            ------------------------------------
                                            Terry C. Turner, President
ATTEST:


----------------------------------------
Mary Erickson, Secretary


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     The undersigned Optionee understands the terms of this Option Agreement and hereby agrees to comply therewith.


_________, 1998                             By:   _____________________________
                                            Name: _____________________________
                                            Title:_____________________________
Tax ID:__________________                       _______________________________
                                                (Address of Optionee)


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